Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of PHINIA Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints each of Brady D. Ericson, Chris P. Gropp, Robert Boyle, and Samantha M. Pombier, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place, and stead of each of the undersigned, to execute and file with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, with any and all amendments, supplements, and exhibits thereto, and any and all other documents in connection therewith, with full power and authority to do and perform any and all acts and things whatsoever required, necessary, appropriate, or desirable to be done in the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and approving all that said attorneys-in-fact or any of them or their substitute or substitutes therefor may lawfully do or cause to be done by virtue thereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.
Executed this 13th day of February, 2025.

Signature	Title

/s/ Brady D. Ericson	President and Chief Executive Officer, Director (Principal Executive Officer)
Brady D. Ericson

/s/ Chris P. Gropp	Vice President and Chief Financial Officer (Principal Financial Officer)
Chris P. Gropp

/s/ Samantha M. Pombier	Vice President and Controller (Principal Accounting Officer)
Samantha M. Pombier

/s/ Rohan S. Weerasinghe	Non-Executive Chair and Director
Rohan S. Weerasinghe

/s/ Samuel R. Chapin	Director
Samuel R. Chapin

/s/ Robin Kendrick	Director
Robin Kendrick

/s/ Latondra Newton	Director
Latondra Newton

/s/ D’aun Norman	Director
D’aun Norman

/s/ Meggan M. Walsh	Director
Meggan M. Walsh

/s/ Roger J. Wood	Director
Roger J. Wood